                                                                    EXHIBIT 99.9



                                                      BROWN, WOOD, IVEY, MITCHELL & PETTY

                                                    ONE LIBERTY PLAZA, NEW YORK, N.Y. 10006
                                                                 212-349-7800
SUNDARS APERANS           PETER J. MICHEL                           -------                            SAN FRANCISCO OFFICE
JOSEPH W. ARMBRUST, JR.   HENRY F. MINNEROP                      TELEX: 127324
GEORGE B. BOYLE           ROBERT L. MITCHELL               CABLE ADDRESS: BROWOODLAW                      ALCOA BUILDING
C. MICHAEL BRADLEY        JOHN H. NEWMAN                    TELECOPIER: 212-349-7516                    ONE MARITIME PLAZA
WILLIAM E. CARTER         RICHARD S. PETTY                                                          SAN FRANCISCO, CALIF. 94111
WILLIAM R. CARTER         PAUL C. PRINGLE                                                             TELEPHONE: 415-398-3909
RICHARD CONWAY CASEY      JOHN A. QUISENBERRY                                                               ----------
PHILLIP W. CLARK          A. FRANCIS ROBINSON, JR.                                                         TAMPA OFFICE
KENNETH T. COTE           RICHARD D. RUDDER
THOMAS D. CREAN           CHARLES J. SANDERS                                                           BARNETT BANK BUILDING
HOWARD G. GODWIN, JR.     HOMER D. SCHAAF                                                                1000 ASHLEY DRIVE
JOSEPH GUANDOLO           NORMAN D. SLONAKER                                                           TAMPA, FLORIDA 33602
ROGER J. HAWKE            THOMAS R. SMITH, JR.                                                        TELEPHONE: 813-223-9600
J. COURTNEY IVEY          EDWARD P. TOLLEY, JR.                                                       TELECOPIER: 813-223-9652
CHARLES J. JOHNSON, JR.   LAWRENCE C. TONDEL
RALPH L. JONES            MICHAEL VOLDSTAD
GEORGE R. LASHNITS        SEDGWICK A WARD
P. LEE LIEBOLT, JR.       KAREL WESTERLING
JAMES K. MANNING          HOWARD W. WHITAKER, JR.
JAMES B. MAY              HENRY E. WILLIAMS, JR.*
WALTER G. MCNEILL         MICHAEL G. WOLFSON

*ADMITTED IN FLORIDA ONLY                                                     December 18, 1980

CMA Tax-Exempt Trust
One Liberty Plaza
165 Broadway
New York, New York 10080

Gentlemen:

     We have acted as counsel for CMA Tax-Exempt Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its Shares of Beneficial Interest, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1 (File No. 2-69877), as amended (the "Registration Statement").


     As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable Shares of Beneficial Interest of the Trust.

     In rendering this opinion, we have relied as to all matters of Massachusetts law upon the opinion of Messrs. Gaston Snow & Ely Bartlett dated December 9, 1980 rendered to the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Brown, Wood, Ivey, Mitchell & Petty